SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)       June 13, 2001

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-8144	25-1255406

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F.N.B. Center, 2150 Goodlette Road North, Naples, Florida	34102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (941) 262-7600

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On June 14, 2001, F.N.B. Corporation (“FNB”) and Promistar Financial Corporation (“Promistar”) announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 13, 2001, pursuant to which FNB will acquire Promistar through the merger of Promistar with and into FNB. Under the terms of the Merger Agreement, at the effective time of the merger, each outstanding share of the Promistar’s common stock will be converted into the right to receive 0.926 shares of FNB common stock.

     The merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (except for any cash paid to a Promistar shareholder in lieu of a fractional share of FNB common stock), and to be accounted for as a pooling of interests.

     Consummation of the merger is subject to various conditions, including: (i) approval of the Merger Agreement by the shareholders of FNB and Promistar; (ii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities; (iii) the receipt of an opinion of counsel as to the tax-free nature of certain aspects of the merger; (iv) receipt of a letter from FNB’s independent accountants confirming that the merger may be accounted for as a pooling of interests; and (v) satisfaction of certain other conditions.

     In connection with the Merger Agreement, FNB and Promistar entered into a Stock Option Agreement, dated as of June 13, 2001, pursuant to which FNB has the right, under certain circumstances, to purchase from Promistar a number of shares of Promistar common stock equal to 19.9% of the number of issued and outstanding shares of Promistar common stock, at a price equal to $17.306 per share.

     The preceding description of certain terms of the Merger Agreement and the Stock Option Agreement is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreement, each of which is included as an exhibit to this report and incorporated into this Item 5 by reference.

     The press release jointly issued by FNB and Promistar announcing the merger is included as an exhibit to this report and is incorporated into this Item 5 by reference.

     The Merger is expected to be consummated during the first quarter of 2002.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibits are filed with this report:

*2.1	Agreement and Plan of Merger, dated as of June 13, 2001, by and between FNB and Promistar

10.1	Stock Option Agreement, dated as of June 13, 2001, by and between FNB and Promistar

99.1	Press Release issued jointly by FNB and Promistar on June 14, 2001.

*	The exhibits to the Agreement and Plan of Merger are omitted from this filing. FNB agrees to supplementally furnish to the Commission upon request a copy of any such exhibit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

	By:	/s/ John D. Waters

John D. Waters Vice President and Chief Financial Officer

Dated: June 14, 2001

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 13, 2001, by and between FNB and Promistar

10.1	Stock Option Agreement, dated as of June 13, 2001, by and between FNB and Promistar

99.1	Press Release issued jointly by FNB and Promistar on June 14, 2001